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                                 EXHIBIT 10.39

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                           HOSPITAL LEASE AGREEMENT

THE STATE OF TEXAS

COUNTY OF HARRIS


This Lease, dated ___________ ______, 1998, and entered into by and between the Landlord and Tenant identified hereinbelow.

1.   DEFINITIONS AND BASIC PROVISIONS.

     1.1 Parties and Addresses. The parties hereto and their respective addresses are as follows:

          (1)  Landlord: Dynacq International, Inc.

          (2)  Landlord's Address: 4301A Vista, Pasadena, Texas 77504

          (3)  Tenant: Vista Community Medical Center, L.L.C.

          (4)  Tenant's Address: 4301B Vista, Pasadena, Texas 77504

          (5)  Tenant's Taxpayer Identification Number:______________

     1.2 Defined Terms. The following terms shall be deemed to be defined terms of this Lease for all purposes. Each of the following definitions and basic provisions shall be construed in conjunction with and limited by the reference thereto in other provisions of this Lease:

          (1) Fixed Minimum Rent: $3.00 per net rentable square foot annually, for the Terms hereof, payable $ 57,500.00 per month for the full term of this lease.

          (2) Leased Premises: Those certain premises known as 4301B Vista, Pasadena Texas, containing approximately 23,000 square feet of net rentable area, as herein defined and all fixtures and equipment as reflected on the attached "Exhibit D". The Leased Premises are substantially reflected on the attached Floor Plan and being located in the Building.

          (4)  Commencement Date: February 1, 1998

          (5) Term: The period beginning on the commencement date and continuing for 60 months with a series of options, in the Lessee, to renew the lease for three additional 60 month terms.

          (6)  Rent: All Fixed Minimum Rent and Additional Rent.

          (7) Additional Rent: All rent and other sums payable hereunder from Tenant to Landlord, other than Fixed Minimum Rent.

          (8)  Base Year: The Calendar Year 1999.

          (9) Operating Expenses: All expenses, costs and disbursements (but not replacement of capital items nor specific costs billed to and paid by specific tenants, except as otherwise hereinafter provided) of every kind and nature which Landlord shall pay or become obligated to pay because of, or in connection with the ownership, management, maintenance and operation of the Building, the Common Areas and related facilities, including but not limited to the following:

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               (i) compensation, fees, wages and salaries of all contractors
(including property management companies) or employees engaged in the operation management and/or maintenance, or access control, and any personnel who may provide traffic relating to egress and egress to and from the parking areas to the adjacent public streets; all taxes, insurance and benefits relating to contractors or employees providing these services shall be included;

               (ii) all supplies, tools, equipment and materials used in operations and maintenance;

               (iii) costs of all utilities, including but not limited to, the cost of water and power, heating, lighting, air conditioning and ventilating, telephone, cable TV, garbage removal, and said other utilities as are required for the operation of the Building.

               (iv) costs of all maintenance and service agreements and the equipment therein, including, but not limited to, access control service, window cleaning and elevator maintenance;

               (v) cost of all insurance, including, but not limited to, the cost of casualty and liability insurance;

               (vi) costs of repairs and general maintenance;

               (vii) amortization of the costs of installation of capital improvements that reduce operating costs or which may be required by governmental authority; such costs to be amortized over such reasonable period as Landlord shall determine with a return on capital at the then current interest rate on the unamortized balance or at such higher interest rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements;

               (viii) Landlord's central accounting and audit costs; and

               (ix) all other costs and expenses which would generally be regarded as operating and maintenance costs and expenses.

          (10) Escalations: The dollar amount by which the Operating Expenses exceed the actual Building Operating Expenses for the calendar year 1998.

          (11) Pro Rata Share: 100. percent ( 100%), provided that if the Building is expanded or contracted, Tenant's Pro Rata Share shall increase or decrease, as the case may be, such that it will equal a fraction, the numerator of which is the net rentable area of the Leased Premises, and the denominator of which is the net rentable area of the Building, which is approximately 23,000.

          (12) Permitted Use: General Medical Hospital, provided such use is granted only to Tenant, and complies with all laws, ordinances and statutes.

          (13) Floor Plan: The outline of the Leased Premises as depicted in Exhibit "B" attached hereto and made a part hereof for all purposes.

          (14) Interior of the Leased Premises: Standard office front and entrance (including without limitation, all plate glass and exterior doors), all of the interior wall framing, floors and floor covering, ceiling and interior staining and finishes, all interior doors and hardware, all interior electrical conduits and appurtenances, mechanical machinery and equipment, all interior electrical fixtures, interior plumbing and plumbing fixtures, Tenants' trade fixtures, and all other parts in the interior of Lease Premises.

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          (15) Building: The building in which the Leased Premises are situated, being generally known as Vista Medical Center Professional Bldg.

          (16) Common Area: Those parts of the Building and the Land and related facilities designated by landlord from time to time for the common use of all tenants. Including among other facilities, parking areas, sidewalks, landscaping, curbs, loading areas, private streets and alleys, automobile entrances, exits and driveways, entranceways, open (enclosed or otherwise), lighting facilities, drinking fountains, public toilets, signs, service areas, common utility lines, pipes, and/or conduits, and the like.

          (17) Land: The lot, tract or parcel of land upon which the Building is situated, in Harris County, Texas as more particularly described by metes and bounds on Exhibit "A" attached hereto and made a part hereof for all purposes, plus any contiguous parcels or strips of land which currently are owned by Landlord or leased to Landlord by lease agreement or easement, and are used in connection with or service the Building or any part thereof.

          (18) Security Deposit: The sum $57,500 to be deposited by Tenant with Landlord, and held by Landlord pursuant to the terms hereof.

          (19) Late Charge: $0.05 per each dollar overdue, per month.

          (20) Lease: This Hospital Lease Agreement.

          (21) Expiration Date: The last day of the Term hereof, which date is contemplated as being January 31, 2004

          (22) Broker (s): None.


2. GRANTING CLAUSE. In consideration of the Rent reserved and the covenants and agreements herein contained on the part of the Tenant to be observed and performed, Landlord hereby demises, lets and leases unto Tenant, and Tenant hereby rents from Landlord, the Leased Premises.


3.   RENT.

     3.1 Fixed Minimum Rent. Tenant promises and agrees to pay to Landlord for the original Term of this Lease, at the Landlord's Address or at such other place designated by Landlord, without any prior demand therefor and without any deduction or setoff, the Fixed Minimum Rent. The Fixed Minimum Rent shall be paid by Tenant, paying to Landlord the Monthly Minimum Rent Payment on or before the first day of each month during the Term hereof. A monthly Minimum Rent Payment for any fractional month at the beginning or the end of the Term shall be prorated based upon the actual number of days in such month. It is agreed that, notwithstanding anything to the contrary, the Leased Premises are leased for the Fixed Minimum Rental for the original Term hereof, payable at the time of the making of this Lease and that the provisions herein contained for the payment of same in Monthly Minimum Rent Payments are for the convenience of Tenant only, and that, upon default in the payment of any such Monthly Minimum Rent Payment, as herein allowed, the whole of the Fixed Minimum Rental reserved for the whole of the Term herein provided for and then remaining unpaid shall, at the option of Landlord, become due and payable upon notice and demand. Landlord expressly reserves the

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right to apply the payment of Fixed Minimum Rent to any items of non-rent that are not paid by Tenant.

     3.2  Escalations.

          (1) In addition to the Fixed Minimum Rent as specified herein, Tenant agrees to pay to Landlord as Additional Rent its Pro Rata Share of the Escalations.

          (2) Tenant's Pro Rata Share of Operating Expenses for the remainder of the calendar year after the Commencement Date and for each subsequent calendar year shall be estimated by Landlord, and written notice thereof shall be given to Tenant. Upon receipt of said written notice from Landlord, the estimated Escalations shall be due and payable as herein provided. For any such remainder of the calendar year after the Commencement Date, Tenant agrees to pay Landlord each month, at the same time the Monthly Minimum Rent Payment is due, an amount equal to the amount of such estimated monthly Pro Rata Share of Escalations for the remainder of such calendar year; and during each calendar year thereafter Tenant agrees to pay Landlord each month, at the same time the Monthly Minimum Rent Payments are due, an amount equal to one-twelfth (1/12th) of the estimated annual Pro Rata Share of Escalations due. Landlord agrees to limit Tenants pro rata share of Common Area Maintenance and Insurance Charges, excluding Taxes, to ten (10) percent per year.

If any portion of Operating Expenses increase during a calendar year, Landlord may revise the estimated Escalations during such year by giving Tenant written notice to that effect, and thereafter Tenant agrees to pay Landlord, in each of the remaining months of such year, an additional amount equal to the amount of such annual increase in the estimated Pro Rata Share of Escalations divided by the number of months remaining in such year.

          (4) After the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing Tenant's Pro Rata Share of the total amount of Escalations. Within ten (10) days after receipt of the aforementioned statement, Tenant agrees to pay Landlord the remaining amount owed by Tenant. However, if Tenant has paid more than its Pro Rata Share of the actual Escalations, Landlord shall either pay to Tenant within a reasonable time the amount of such excess, or at Landlord's option, apply such excess to any sums due or to become due from Tenant to Landlord.

          (5) Notwithstanding anything herein to the contrary, in no event will the Fixed Minimum Rental provided for in this Lease ever be reduced.

     3.3 Payment For Other Services. Tenant agrees to pay Landlord as Additional Rent all charges for any services, goods, or materials furnished at Tenant's request which are not required to be furnished by Landlord under this Lease, immediately upon demand, plus an administrative fee not to exceed fifteen percent (15%) of the cost of the requested services, good or materials.

     3.4 Late Charge. If any Rent payment is not received by Landlord on or before the 10th day of the month, the Late Charge shall be due and payable (in addition thereto). Said Late Charge is for the purpose of reimbursing Landlord for the extra costs and expenses incurred in connection with the handling and processing of such late payment.

4. SECURITY DEPOSIT. Landlord hereby acknowledges receipt from Tenant of the Security Deposit, which sum is to be held by Landlord as security for the full and faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term hereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may (but shall not be

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required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied Tenant shall, on demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under the Lease. Landlord shall no be required to keep the Security Deposit separate from its general funds and may commingle said deposit with any other funds. Tenant shall not be entitled to interest on said deposit. It is expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Landlord's damages in the event of default by Tenant. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last approved assignee of Tenant's interest under this Lease) within thirty (30) days following the expiration of the Lease Term. In the event Landlord transfers its interest in the Leased Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such deposit.

5.   COMMON AREAS

     5.1 Parking Facilities and Other Common Areas. During the Term of this Lease, Tenant shall be entitled to the nonexclusive use (in common with others entitled thereto) of the Common Areas. Subject to the terms of this Lease and any parking rules of Landlord, the Parking Spaces shall be provided to Tenant located in parking areas provided by Landlord for the common parking of all tenants of the Building. All Common Areas which Landlord elects or is obligated to provide and maintain shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right form time to time to establish, modify and enforce rules and regulation with respect to all such facilities and areas so provided by Landlord. Landlord shall have the right, in its sole discretion, to change the number, to re-stripe and redesign, to relocate or modify the entrances and exits to and from the parking areas and parking spaces, and to provide additional entrances and exits if Landlord so elects. Further, Landlord reserves the right to change from time to time the dimensions and location of the Common Areas as well as the location, dimensions, identity and type of any facilities and improvements located thereon and to construct additional building or additional stories on the Building or other improvements on the Land, and to eliminate facilities and improvements (other than the Building) from the Land Tenant shall not conduct, solicit business or display merchandise on or within the Common Areas, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Areas. Landlord may temporarily close any part of the Common Areas for such periods of time as Landlord deems necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

     5.2 Parking Regulations. Landlord shall have the right to maintain and operate lighting facilities on all of the parking areas and to police all of the parking and other Common Areas, including, without limitation, the right to discourage non-tenant parking to designate and regulate parking areas, and to do and perform such other acts with respect to said Common Areas as in the judgement of Landlord or Landlord's counsel may be legally necessary to prevent a dedication thereof to the public.

     5.3 Revocable License. All Common Areas and facilities not within the Leased Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject any liability nor shall Tenant be entitled to any compensation or diminution or abatement or Rent,

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nor shall such diminution of such areas quality and shall be in accordance with the then existing federal, state and local regulations regarding health and safety, and shall be approved in writing by Landlord prior to installation. All such repairs and replacements of the Interior of the Leased Premises made by Tenant in and to the Leased Premises pursuant to this Section shall constitute a part of the fee estate remainder subject to this Lease, and Tenant's rights, title and interest therein shall be limited to its right of possession and use pursuant to the provisions of this Lease and subject to all of the terms and provisions hereof. If Tenant shall neglect and/or fail to observe, keep or perform any of its obligations to maintain and repair and Leased Premises in the time and manner provided in this Article and if such neglect and/or failure shall continue for ten (10) days after notice thereof, Landlord shall have the right to perform said maintenance and repairs. In the event Landlord does so perform Tenant's responsibilities for said maintenance and repairs, Landlord shall furnish Tenant a statement of the actual cost thereof, plus an administration fee not to exceed fifteen percent (15%) of the actual costs, which statement shall be immediately payable by Tenant.

6.   MAINTENANCE AND REPAIRS.

     6.1 Landlord's Obligations. Landlord shall maintain and repair at its own cost and expense throughout the Term of this Lease, the Structural parts of the Building, provided, however, in the event of damage to said Structural Parts which results from an actual or attempted entrance to, or exit from the Lease Premises for any unlawful purpose by tenant, tenant shall bear the entire cost of such maintenance and repair. Landlord shall further provide or cause to be provided maintenance of the Common Areas, plumbing, air conditioning systems, elevators (if any), and fire protection sprinkler systems (if any).

     6.2 Tenants' Obligations. Tenant shall maintain and repair at its own cost and expense the Interior of the Leased Premises. All maintenance and repairs shall be done with materials and equipment of good quality and shall be in accordance with the existing federal, state, and local regulations regarding health and safety, and shall be approved in writing by landlord prior to installation. All such repairs and replacements of the Interior of the Leased Premises made by tenant in and to the Leased Premises pursuant to this Section shall constitute a part of the fee estate remainder subject to this lease, and tenants' rights, title and interest therein shall be limited to its right of possession and use pursuant to the provisions of this Lease and subject to all of the terms and provisions hereof. If Tenant shall neglect and/or fail to observe, keep or perform any of its obligations to maintain and repair and Leased Premises in the time and manner provided in this Article and if such neglect and/or failure shall continue for ten (10) days after notice thereof, landlord shall have the right to perform said maintenance and repairs, landlord shall furnish Tenant a statement of the actual cost thereof, plus an administration fee not to exceed fifteen percent (15%) of the actual costs, which statement shall be immediately payable by Tenant.

7. TAXES ON TENANT'S PROPERTY. Tenant shall be responsible for and shall pay, before same becomes delinquent, all federal, state, county, and local taxes levied or assessed whether they be attributable to the Land, Building, Common Areas or related facilities, or the operation thereof and upon any and all personal property of any kind owned by or placed in, on or about the Leased Premises by tenant during the term of this Lease, and all taxes and assessments on trade fixtures, furniture, and all sales, excise and other taxes on Tenant's business shall be paid entirely by Tenant. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property, or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Leased Premises, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is

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primarily liable hereunder.

8.   INSURANCE.

     8.1 Hold Harmless. Tenant covenants and agrees to indemnify and save Landlord harmless from and against any and all costs, liability or expense arising out of any claims of any person or persons on account of any occurrence in, upon or at the Leased Premises, or resulting from the occupancy or use thereof by Tenant, or by any person or persons holding or using the Leased Premises thereunder, occasioned in whole or in part by reason of the improper and/or lack of control and supervision throughout the Common Areas of property owned or controlled by Tenant, or by reason of the use or misuse of the parking area or any other Common Areas by Tenant or by any person or persons holding or using the Leased Premises, or any part thereof, under Tenant, including without limitation, Tenant's clients, invites, agents, contractors, employees, servants, subtenants, assignees or licensees, and without limiting the generality of the foregoing, Tenant further covenants and agrees to indemnify and save Landlord harmless from and against any penalty, damage or charge incurred or imposed by reason of any violation of law or ordinance by Tenant or any person or persons holding under Tenant or using the Leased Premises or the Building or Common Areas, and from any cost, damage or expense arising out of the death of or injury to any person or persons holding under Tenant or using the Lease Premises or the Building or Common Areas and from any cost, damage or expense arising out of the death of or injury to any person or persons holding under tenant or using the Leased Premises, or any part thereof, or any part of the Building or Common Areas. In case any action or claim to which Landlord is entitled to indemnification shall be brought or asserted in any way against Landlord or Tenant, Tenant shall immediately notify Landlord of the same and shall furnish Landlord with all relative information. Landlord shall be entitled, at Tenant's expense, to participate in, and to the extent that it wishes, to assume the defense thereof.

     8.2 Tenant's Liability Insurance. Tenant agrees to maintain in force during the Term of this Lease a policy or policies of comprehensive public liability insurance, including property damage, written by one or more responsible insurance companies approved by Landlord and licensed to do business in Texas, which insurance companies shall be rated not less than A+8 by Best Guide Rating, insuring Tenant and naming as additional named insureds, Landlord, Landlord's property management company as agent, and such other persons, firms, or corporations as are designated by Landlord, against loss of life, bodily injury and property damages in which the limit of public liability shall be not less than ONE MILLION AND NO/100 DOLLARS ($ 1,000,000.00) single limit bodily injury and in which the limit of property damage liability shall be not less than FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00). Each such policy shall be non-cancellable for any cause without first giving Landlord ten (10) days prior written notice. Subject to all of the foregoing, the insurance coverage required to be furnished by Tenant pursuant to this Section may be in the form of a blanket policy covering all of Tenant's operations.

     8.3 Tenant's Fire Insurance. Tenant agrees to maintain in force during the Term of this Lease a policy or policies of fire and extended coverage insurance in the case of fire sprinkler leakage, malicious mischief, vandalism and other extended coverage perils, for the full insurable replacement value of all additions and of all office furniture, office equipment, merchandise, and other items of Tenants' property within or on the Leased Premises.

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     8.4   Tenant's Workers Compensation.  Tenant agrees to maintain in force during the Term of this Lease workers compensation and employers liability insurance with a waiver or subrogation endorsement, in a form and amount satisfactory to Landlord.

     8.5 Evidence of Insurance. A copy of each such policy or a certificate of such insurance required to be maintained by Tenant shall be delivered to Landlord upon the Commencement Date of this Lease and annually thereafter upon the first day of each Lease Year throughout the Term of this Lease. If Tenant fails to procure said insurance or deliver to Landlord, such evidence thereof, Landlord may procure same and Tenant shall reimburse Landlord for the cost thereof immediately upon demand.

     8.6 Landlord's Liability Insurance. Landlord agrees to maintain in force during the Term of this Lease a policy or policies of comprehensive public liability insurance, including property damage, written by one or more responsible insurance companies licensed to do business in Texas and insuring Landlord against loss of life, bodily injury and/or property damage with respect to the Common Areas and the operation of the Building, the policy limits of which to be in amount satisfactory to Landlord. In addition, Landlord may maintain in force such umbrella policy or policies of public liability insurance as Landlord, in its sole discretion, may deem appropriate. Landlord's failure to procure any such insurance shall not invalidate this Lease or lessen Tenant's liability hereunder.

     8.7 Landlord's Fire Insurance. Landlord agrees to procure and keep in effect during the original and any extended Term of this Lease a policy or policies of fire and extended coverage insurance covering the Building, including rent abatement, vandalism and malicious mischief coverage, written by an insurance company authorized to do business within the State of Texas, and in an amount deemed satisfactory to Landlord. Such insurance shall provide protection against losses so insured against for the sole and exclusive benefit of Landlord. The full amount of any proceeds payable thereunder shall be payable to Landlord, and Tenant shall not be entitled to, and shall have no interest in, such proceeds or any part thereof. Tenant is advised to procure such insurance as Tenant deems appropriate to protect its interest.

     8.8 Waiver of Subrogation. To the extent permitted by the laws and insurance regulations of the State of Texas, the respective parties hereto hereby waive and release any and all claims, demands and causes of action which each might have against the other party, either for damage to or loss of any part of the Leased Premises or of any adjoining premises belonging to Landlord, arising from perils ordinarily insured against under a standard fire and extended coverage insurance policy issued in the State of Texas, regardless of whether such damage or loss is occasioned by the negligence of the respective parties, or either of them, their agents, servants or employees.

9. UTILITIES AND SERVICES. Provided Tenant is not in default of any term, condition or covenant of this Lease, Landlord agrees to furnish or cause to be furnished to the Leased Premises gas, water (for drinking, cleaning and lavatory purposes only), and electricity during the term of this Lease. Landlord shall furnish tempered and refrigerated water at those points of supply designated by Landlord in the Common Areas, heated and refrigerated air conditioning in season (at temperatures, in amounts and at times considered by Landlord to be standard or in compliance with any governmental regulations; such service after hours, on Saturday afternoons, Sundays and holidays will be furnished only upon the prior written request of Tenant who shall bear the entire cost thereof). Landlord shall furnish janitorial service, in the manner and to the extent deemed standard by Landlord during the periods and hours as such services are normally furnished to all

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tenants. The work of the Building janitor shall not be hindered by Tenant.
Landlord shall furnish routine maintenance, painting and lighting service for all Common Areas in the manner and to the extent deemed by Landlord to be standard. Tenant will pay all telephone charges. Landlord shall not be liable in damages or otherwise for failure, stoppage or interruption of any such service nor shall the same be construed as an eviction of Tenant, work an abatement of Rent, or relieve Tenant from the operation of any covenant or agreement set forth herein; but in the event of any failure, stoppage or interruption thereof not caused by Tenant or Tenant's agents, employees, contractors, clients or invites, Landlord shall use reasonable diligence to resume service promptly. Notwithstanding anything hereinabove to the contrary, Landlord reserves the right from time to time to make reasonable modifications to the above standards for services and utilities.

10.  EXPANSION. Landlord and Tenant covenant and agree as follows:

          (1) Landlord reserves the right to make changes in and to alter the Building, automobile parking areas, and other Common Areas, and this right shall include the right to elevate or multipledeck or to provide underground parking facilities. This may mean all or a portion of Tenants view may be blocked, and if such occurs, Tenant consents to same without any right to compensation. In no event shall Landlord be required to maintain any specific parking-to-building ratio for any automobile parking areas.

          (2) With respect to any premises adjoining or adjacent to the Building which Landlord may now own or henceforth acquire, by deed, easement contract, license or otherwise Landlord expressly reserves unto itself, its successors and assigns, the right (but Landlord, its successors and assigns shall have no obligation) to develop, dedicate, finance, improve, lease, manage, operate and/or convey the adjoining or adjacent premises, or any part thereof, for whatever use or purpose Landlord or Landlord's successors or assigns shall deem appropriate, including, without limitation, the use thereof for expansion of the Building; and this Lease shall not be construed to limit Landlord's rights, or to restrict the use of said adjoining or adjacent premises or any part thereof. The foregoing provisions of this paragraph shall not be construed to give Tenant any rights in common areas within any of the adjoining or adjacent premises, including without limitation, any rights in the parking areas that might be provided in adjoining or adjacent premises.

          (3) No such permitted change, alteration, addition to or consolidation of the Building, including without limitation, the performance of all construction and/or excavation required thereof, shall invalidate this Lease or affect Tenants' obligation under any provision hereof and tenant agrees to ratify and approve the modified Building Plan, if any, in writing. Tenant expressly waives all claims for inconvenience, interruption and/or loss of Tenants' business or other damage due to such permitted change, alteration, addition or consolidation, unless caused by gross negligence by the Landlord.

11.  PROPERTY OBLIGATIONS

     11.1 Tenant's Property. Landlord shall not be liable for any damage to or loss of personal property placed in or about the Leased Premises by Tenant or Tenant's agents, employees, clients, guests, invites or others, resulting from fire, theft, explosion, flood, windstorm or other casualty caused by Acts of God or by the acts or omissions of other occupants of other space in the Building or caused by operations during construction of any public or quasi public work. All property kept or stored within the Leased Premises shall be kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurer, if any, unless such damage shall be caused by the gross negligence of Landlord.

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     11.2   Tenant Fixtures, Alterations and Personal Property. Tenant shall not make or allow to be made any alterations or physical additions in or to the Lease Premises without the prior written consent of Landlord. Upon Tenant's receipt of Landlord's written approval and upon Tenant's payment to Landlord of the fee prescribed by Landlord (which fee shall be in consideration for the work of Landlord and its employees and representatives and the reviewing of the plans and specifications), Tenant may proceed to the construction of the approved alterations, but only so long as they are in strict compliance with the plans and specifications and with the provisions of this Section. All alterations shall be made at Tenant's expense, either by Tenant's contractors which have been approved in writing by Landlord, or at Landlord's option, by Landlord's contractors on terms reasonably satisfactory to Tenant, including a fee of ten percent (10%) of Landlord's actual cost of the work to cover Landlord's overhead. None of Tenant's construction, alterations or improvements shall (i) alter the exterior appearance of the Building in any manner, (ii) adversely affect the structure or safety of the Building or any portion thereof, (iii) fail to comply with all building, safety, fire and other codes and governmental and insurance requirements, or (iv) fail to be completely promptly and in a good and workmanlike manner. All trade fixtures be installed by Tenant shall be new or completely reconditioned. At Landlord's option any such approved additions, alterations, improvements and/or fixtures furnished or installed by Tenant which are sufficiently affixed or annexed to the Leased Premises so as to become a part thereof, other than unaffixed movable trade fixtures, shall upon the expiration or earlier termination of this Lease, become the property of Landlord; or in the alternative, Landlord may require Tenant to remove said additions, alterations, improvements and/or fixtures, as well as all unaffixed movable trade fixtures and operating equipment of Tenant, upon the expiration or earlier termination of this Lease, and thereafter Tenant will restore the Leased Premises to the condition they were in upon delivery of possession thereto under this Lease, reasonable wear and tear only expected. Any damage to the Leased Premises caused by such installation and/or removal of Tenant's fixtures and equipment shall be repaired at Tenant's sole cost and expense. The provisions of this Section shall expressly survive the expiration or earlier termination of this Lease.

     11.3 Liens. Tenant shall neither permit nor suffer an involuntary lien to be filed or affixed against the Building, the Leased Premises, the fee simple title of the Land or any leasehold estate therein or any part thereof, and shall not voluntarily grant any lien or security interest therein. In the event any such involuntary or voluntary lien, including without limitation, mechanic's lien and tax lien, is filed and/or affixed against the Building, the Leased Premises the fee simple title of the Land or any leasehold estate therein, or any part thereof, or against any fixtures, equipment, furnishings therein or all types of work and improvements comprising the Interior of the Leased Premises (which when completed shall constitute a part of the fee estate remainder subject to the terms and provisions of this Lease) and Tenant has not caused the same to be released and discharged of record within ten (10) days after notice thereof, same shall constitute a default hereunder. Upon such default, in addition to any other remedies available to Landlord herein, Landlord may release and discharge of such lien, Tenant shall repay to Landlord immediately upon demand as Additional Rent hereunder all such sums disbursed or deposited by Landlord. Nothing contained herein, however, shall imply any consent or agreement on the part of Landlord or anyone holding under Landlord to subject Landlord's interest to liability under any mechanic's or other lien law, regardless of whether the performance or the furnishing of such work, labor, services or materials to Tenant or anyone holding under Tenant shall have been consented to by Landlord.

12.  SUBORDINATION/ATTORNMENT.

     12.1 Subordination. Tenant covenants and agrees promptly upon request of Landlord to execute and deliver, in a recordable form provided by Landlord, an acknowledgment of the subordination of this Lease to any mortgage, deed of trust, security agreement or other lien or encumbrance resulting from any method of financing or refinancing, presently or henceforth placed upon the Land and/or the Building and any future expansion thereof or additions thereto, and to all advances of money or other value heretofore or hereafter made upon the security thereof.

     12.2 Collateral Assignment by Landlord. Subject to the foregoing provisions of this Article, Landlord reserves the right, without notice to or consent of Tenant, to assign this Lease and/or any and all Rent hereunder as security for the payment of any mortgage loan, deed of trust loan, or other method of financing or refinancing.

     12.3 Attornment. In the event any such mortgage is foreclosed, or in the event of the exercise of the power of sale under any such deed of trust, Tenant shall consider the purchaser and the foreclosure trustee's sale shall to be the Landlord hereunder, and Tenant will attorn to the purchaser and will recognize the purchaser as the owner and Landlord under this Lease.

13.  USE AND OPERATION

     13.1 Use of Leased Premises. The Leased Premises shall be used and occupied by Tenant solely for the Permitted Use and Tenant expressly agrees that no use shall be made or permitted or acts done by Tenant and/or any agents, employees, subtenants, or assignees of Tenant, which shall increase the existing rate of insurance coverage or cause cancellation of such insurance coverage. Tenant shall not (i) permit any objectionable or unpleasant odors to emanate from the Leased Premises; nor place or permit any radio, television, loudspeaker or amplifier on the roof or outside of the Leased Premises or where the same can be seen or heard from outside the Leased Premises; (ii) place any antenna, awning or other projection on the exterior of the Leased Premises; (iii) take any other action which would constitute a nuisance or would disturb or endanger other tenants of the Building or unreasonably interfere with their use of their respective premises; or (iv) do anything which would tend to injure the reputation of the Building.

     13.2 Name of Business. Tenant promises and agrees to conduct the business above described in and upon the Leased Premises under Tenant's professional name, and Tenant shall not change such name without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     13.3 Suitability of Premises. Tenant warrants to Landlord that it has, prior to the execution hereof, full inspected the Leased Premises, the building (including common areas), the property and all items related thereto, and that it has made, performed, obtained and received all studies, inspections, reports, diagnoses and tests that Tenant desires relative to the Leased Premises the building (including common areas), the property and all items related thereto and Tenant's proposed business use of the Leased Premises. Tenant understands and agrees that it is accepting the Leased Premises the building (including common areas), the property and all items related thereto in its present "AS-IS", "WHERE-IS" condition, "WITH ALL FAULTS" and without any warranty or guarantee whatsoever. Tenant warrants that it used all due diligence in conducting all studies inspections, diagnoses and tests on the Leased Premises the building (including common areas), the property and all items related thereto that Tenant deemed necessary or appropriate. Tenant acknowledges that Landlord has not made and does not make, and Landlord hereby disclaims, any and all warranties, express or implied, which in any way relate to the

Leased Premises the building (including common areas), the property and all items related thereto or the condition thereof, including without limitation any implied warranty of suitability or habitability. Tenant further understands that Landlord has relied upon Tenant's having made all inspections Tenant desired prior to leasing the Leased Premises from Landlord, and that but for such inspections by Tenant, Landlord would not have leased the Leased Premises to Tenant. Additionally, the parties agree that the obligation of Tenant to pay all rental and other sums hereunder provided to be paid by Tenant, and the obligation of Landlord to perform Landlord's other covenants and duties hereunder constitutes independent, separate and unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is expressly provided for herein and not otherwise. It is agreed that in the event Landlord commences any proceedings against Tenant for nonpayment of rental or any other sum due and payable by Tenant hereunder, Tenant shall not interpose any counterclaim or other claim against Landlord of whatever nature or description in any such proceedings; and in the event Tenant interposes any such counterclaim or other claim against Landlord in any such proceeding, Landlord and Tenant stipulate and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord and Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of such counterclaim or any other claim asserted by Tenant.

     13.4 Operation of Business. Tenant shall operate all of the Leased Premises during the entire Lease Term using sound business practices, due diligence and efficiency. Tenant shall provide, install and at all times maintain in the Leased Premises all suitable furniture, fixtures, equipment and other personal property and such personnel as may be necessary for the conduct of Tenant's business therein in a businesslike manner.

14.  SIGNS/ADVERTISING.

     14.1 Signs. No signs of any kind or nature, symbol or identifying marks shall be put on the Building, the Land, the Common Areas, or within the Premises so as to be visible from the Common Areas or exterior of the Building, without prior written approval of Landlord. All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord. Landlord agrees to provide Tenants name on the directory board.

     14.2 Advertising of Tenant. No advertising medium originating from within the Leased Premises shall be utilized by Tenant which can be heard or experienced outside the Leased Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loudspeakers, phonographs, radios and television. Tenant shall not display, paint, place or cause to be placed, any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area of the Building, whether belonging to Tenant, Tenant's agent, or to any other person. Tenant shall not distribute, or cause to be distributed, any handbills or other advertising devices within the Building or Common Areas.

15.  ASSIGNING, MORTGAGING, SUBLETTING.

     15.1 Prohibitions. Tenant shall not transfer, assign, sublet, enter into any license or concession agreements, change ownership or hypothecate this Lease or the Tenants' interest into the Leased Premises nor permit the occupancy or use of any part thereof, without first procuring the written consent of the Landlord. Any assignment, mortgage, pledge, hypothecation, encumbrance, subletting or license of this Lease, the leasehold estate hereby created, or the Leased Premises or any portion thereof, either voluntary or involuntary, whether by operation of the law or otherwise, without the prior written consent of the Landlord first had and obtained therefor, shall be null and void, at the option of the Landlord, and Landlord may declare a default and exercise all remedies available to Landlord under this Lease or at law.

     15.2 Refusal of Consent. Without in any way limiting Landlord's right to refuse to give such consent for any other reason or reasons, Landlord reserves the right to refuse to give such consent unless Tenant remains fully liable during the unexpired Term of this Lease and Landlord further reserves the right to refuse to give such consent if, in Landlord's sole discretion and opinion, the quality of Landlord's operation is or may be in any way adversely affected during the term of the proposed new tenant is less than that of the Tenant as of the date hereof.

     15.3 Conditions to Consent. Landlord may condition its consent to any assignment or subletting (i) upon Tenant's agreement to termination of this Lease and simultaneous creation of a new lease between Landlord and the proposed successor, and upon Tenant's giving its unconditional guaranty of such new lease in form and substance satisfactory to counsel for Landlord, or (ii) upon Tenant's agreement simultaneously with the execution of any sublease or assignment approved by Landlord, to name Landlord its agent for purposes of collection of rental from the sublessee approved by Landlord under any such sublease or assignment (in order to enable Landlord to maintain its collection and other relationships).

     15.4 Reimbursement of Fees. Tenant agrees to reimburse Landlord for Landlord's reasonable attorney's fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, change of ownership or hypothecation of this Lease or Tenant's interest of ownership or hypothecation of this Lease or Tenant's interest in and to the Leased Premises, as well as in conjunction with any modification of this Lease.

     15.5 Transactions Consented To. Each transfer, assignment, subletting, lease concession agreement and hypothecation to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord and shall be executed by the transferor assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee concessionaire or mortgagee in each instance, as the case may be: and each transferee, assignee, sublessee, licensee, concessionaire or mortgagee shall agree in writing for the benefit of the Landlord herein to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by the Tenant. One (or more, if required by Landlord) executed copy of such written instrument shall be delivered to Landlord. Failure to first obtain in writing Landlord's consent or failure to comply with the provisions of this Article shall operate to prevent any such transfer, assignment, subletting, license, concession agreement or hypothecation from becoming effective.

     15.6 Excess Rental. If the rental due and payable by any assignee or subtenant under any such permitted assignment or sublease (or a combination of the rental payable under such assignment or sublease plus any bonus or other consideration therefor or any payment incident thereto) for the Leased Premises (or any portion thereof) exceeds the rent payable under this Lease for the Leased Premises (or any portion thereof), Tenant shall be bound and obligated to pay to Landlord all such excess rental and other excess consideration within ten
(10) days following receipt thereof by Tenant from such assignee or subtenant, as the case may be.

16.  WASTE, NUISANCE, APPLICABLE LAWS.

     16.1 Waste and Nuisance. Tenant shall not commit or suffer to be committed any waste in or upon the Leased Premises and shall not commit or suffer to be committed therein any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building, or which may disturb the quiet enjoyment of any person within the immediate vicinity of the Building.

     16.2 Tenant's Compliance with Laws. Tenant shall, at Tenant's sole cost and expense, comply with all the requirements of all federal, state, county, municipal and other applicable authorities, now in force or which may hereafter be in force.

     16.3 Landlord's Compliance with Laws. Landlord shall, at Landlord's sole cost and expense, comply with all the requirements of all federal, state, county, municipal and other applicable authorities, now in force or which may hereafter be in force.

17.  DESTRUCTION.

     17.1 Notice of Loss. Tenant shall give immediate notice to Landlord in the event of fire or other accidents or casualties within the Leased Premises or in or around the Building, and such other notice as prescribed by the fire and extended coverage insurance policy required herein to be carried thereon, and further, Tenant shall give immediate notice to Landlord of any defect in any of the fixtures or equipment located within the Leased Premises or in or around the building.

     17.2 Premises Useable. In the event the Leased Premises shall be damaged by fire or other casualty, but shall not be rendered wholly or partially unusable, regardless of the time remaining in the Term of this Lease, Landlord may elect either (i) to cause such damage to be repaired, and the Fixed Minimum Rent shall not be reduced or abated unless the repairs are delayed beyond ninety
(90) days after commencement of such repairs, and thereafter, only if Landlord is not diligently pursuing such repairs, and then only to the extent as may be equitable based upon the amount of damage, or (ii) to give Tenant written notice within sixty (60) days following the date of such occurance of its intention to terminate this Lease. Should Landlord decide to make repairs, the Landlord agrees to commence repairs promptly after the damage occurs.

     17.3 Premises Unusable. If the Leased Premises shall be rendered partially or wholly unusable, Landlord may elect either (a) to cause such damage to be repaired and the Fixed Minimum Rent shall be reduced in proportion to Tenant's loss of effective use of the Leased Premises during such repair, or (b) to give Tenant written notice within sixty (60) days following the date of such occurrence of its intention to terminate this Lease.

     17.4 Building Damaged. In the event all or part of the Building, other than the Leased Premises, shall be damaged or destroyed by fire or other casualty, and regardless of the time remaining in the original and any extended Term of this Lease, Landlord at its sole discretion may elect either (a) to cause such damage to be repaired or (b) to terminate this Lease by giving Tenant written notice within sixty (60) days following the date of such occurrence of its intention to terminate this Lease. Neither Fixed Minimum Rent nor any other sums due hereunder shall be abated or reduced.

     17.5 Scope of Repair. In the event Landlord elects or shall be obligated to repair or restore any damage or destruction as aforesaid, the scope of the work shall be limited to the shell of the Building and Lease Premises. Landlord shall not be required to make repairs or replacements of any panels, decoration, trade fixtures, railings, floor covering, partitions or other parts of the Interior of the Leased Premises or any other property installed or placed in the Leased Premises.

Commencement of Repairs. Anything to the contrary herein notwithstanding, Landlord shall not be required to commence repairs and/or restoration prior to the expiration of sixty (60) days following the occurrence or the receipt by Landlord of the insurance proceeds covering said damage, whichever event shall first occur, provided, however, that if said repairs and/or restoration are not commenced at the end of such sixty (60) day period, unless commencement is prevented by an act beyond Landlord's control, Tenant may give Landlord thirty
(30) days prior written notice of intent to terminate. If Landlord shall within said thirty (30) day period commence such repairs and/or restoration, the notice of intent to terminate shall cease to be operative and shall become without force and effect.


18.  CONDEMNATION.

     18.1 Total Taking. If all of the Leased Premises should be taken for any public or quasi public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, then this Lease shall terminate and the Rent shall be abated during the unexpired portion of the Term, effective on the date physical possession is taken by the condemning authority.

     18.2 Partial Taking. If any part (but not all) of the Building, Common Areas or the Leased Premises should be so taken, Landlord may terminate this Lease if Landlord, in its sole discretion, so elects. Any election to terminate this Lease in accordance with this provision shall be evidenced by written notice of termination to Tenant within thirty (30) days after the date physical possession is taken by the condemning authority. If this Lease is not so terminated, the Fixed Minimum Rent payable hereunder during the unexpired portion of the term shall be reduced in proportion to the area of the Leased Premises taken, effective on the date physical possession is taken by the condemning authority.

     18.3 Award. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Building, the Leased Premises or the Common Areas shall be the property of Landlord and Tenant hereby assigns its interests in any such award to Landlord

19. QUIET ENJOYMENT. So long as Tenant shall pay all Rent and other payments due hereunder and shall observe and perform all of the covenants on Tenant's part to be observed and performed hereunder, and Tenant is not in default hereunder, Tenant shall peaceably and quietly hold and enjoy the Leased Premises (including easement rights) for the entire Term hereof without interruption by Landlord or person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the terms and provisions of this Lease and to the reservations, encumbrances and limitations affecting the title to the premises upon which the Building is situated.


20.  DEFAULT AND REMEDIES.

     20.1 Default. The following events shall be deemed to be the events of default by Tenant under this Lease:

            (1) Tenant shall fail to pay any installment of the Fixed Minimum Rent or any Additional Rent hereunder within five (5) working days of due date.

            (2) Tenant shall fail to comply with any term, provision or covenant of this lease, other than the payment of any sums due Landlord, including but not limited to, the Fixed Minimum Rent or any Additional Rent, shall not cure such failure within thirty (30) days after written notice thereof of Tenant (or such shorter notice period as may be provided elsewhere in this Lease for specific events of default).

            (3) Tenant or any guarantor of Tenants' obligations hereunder shall become insolvent in any chapter of the United States Bankruptcy Code, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

            (4) Tenant or any guarantor shall file a petition under any section or chapter of the United States Bankruptcy Code, or under any similar law or statute of the United States or any state thereof; or Tenant shall be adjudged bankrupt or insolvent as defined in any chapter of the United States Bankruptcy Code in proceedings filed against Tenant or any guarantor of Tenant's obligations under this Lease.

            (5) A receiver or trustee shall be appointed for the Leased Premises or for all or substantially all of the assets of Tenant or any guarantor and such receiver or trustee shall not be discharged within thirty
(30) days following such appointment.

            (6) Tenant shall desert or vacate or shall commence to desert or vacate the Leased Premises or any substantial portion of the Leased Premises, or shall discontinue operations therein, or shall remove or attempt to remove, without the prior written consent of the Landlord, all or a substantial portion of Tenant's equipment, fixtures, furniture or other personal property.

            (7) If Tenant or any guarantor, or any general partner of Tenant or any guarantor, is an entity of any type, the sale, transfer, change or hypothecation of fifty percent (50%) or greater of the ownership interest of Tenant or any guarantor or any general partner.

            (8) The discovery by Landlord that any financial statement given by Tenant or any of its assignees, subtenants or successors-in-interest, or any guarantor of Tenant's obligations hereunder to Landlord, was materially false.

     20.2   Remedies.

            (1) Upon the occurrence of any event of default hereunder, and notwithstanding the fact that the termination or cancellation of this Lease by Landlord may substantially interfere with the ability of Tenant to conduct a non-liquidation proceeding under any chapter of the United States Bankruptcy Code, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever.

                 (i) Terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which he may have for possession or arrearages in Rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said Leased Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and/or

                 (ii) Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and if Landlord so elects, relet the Leased Premises on such terms as Landlord may deem advisable and receive rental therefor.

          (2) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or provided by law, nor shall pursuit of any other such remedy constitute a forfeiture or waiver of any Rent or other sums due to Landlord hereunder or of any damages accruing to the Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting by Landlord as above provided, allowance shall be made for the expense of repossession and any repairs or remodeling undertaken by Landlord following repossession.

          (3) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No removal or other exercise of dominion by Landlord over the property of Tenant or others at the Leased Premises shall be deemed unauthorized or constitute a conversion. Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant's property within the Building. All claims for damages by reason of such reentry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings, as Landlord may elect and Landlord shall not be liable in trespass or otherwise,(after deducting expenses incurred by Landlord as provided herein). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the Rent herein reserved. Actions to collect amounts due by Tenant as provided in this Paragraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease Term.

          (4) In the event Landlord elects to terminate this Lease by reason of event or default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at Pasadena, Texas, the sum of all Rent, Additional Rent and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the present value of the Rent and any and all other sums reserved hereunder for the remaining unexpired portion of the Lease Term (had the Lease not been so terminated by Landlord)I, less the then present value of the then fair rental value of the Leased Premises.


          (5) In the event Landlord elects to repossess the Leased Premises without terminating the Lease, then Tenant shall be liable for and shall pay to Landlord at Pasadena, Texas, all Rent and other indebtedness accrued to date of such repossession, plus all Rent and any ant all other sums required to be paid by Tenant to Landlord during the remainder of the Lease Term until the date of expiration of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during Period (after deducting expenses incurred by Landlord as provided herein). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the Rent herein reserved. Actions to collect amounts due by

Tenant as provided in the Paragraph may be brought from time to time, on one or more occasions, without necessity of Landlord's waiting until expiration of the Lease Term.

               (6) In the event of termination or repossession of the Leased Premises for an event of default, Landlord shall have an obligation to attempt to relet the Leased Premises, or any portion thereof. However, in the event of reletting Landlord may relet the whole or any portion of the Leased Premises for any period, to any tenant, and for any use and purpose. Should Landlord choose to relet the Leased Premises, or any portion thereof, for the remainder of the Term provided for herein, and if the rental received through reletting does not at least equal the Rent provided for herein, Tenant shall pay and satisfy the deficiency between the amount of the Rent so provided for and that received through reletting, including, but not limited to, the cost of renovating, altering, and decorating for a new occupant. Further, Tenant shall not in any event ever be entitled to any excess rental and other sums provided for herein, and the same shall belong solely to Landlord. Nothing herein shall be construed as in any way denying Landlord the right, in the event of abandonment of said Premises or other breach of this Lease by Tenant, to treat the same as an entire breach and at Landlord's option to terminate this Lease and/or immediately seek recovery for the entire breach of this Lease and any and all damages which Landlord suffers thereby.

               (7) If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose), and thereupon Tenant shall be obligated and hereby agrees, to pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action.

               (8) In the event of the breach or the attempted or threatened breach of any covenant or provision contained in this Lease by Tenant, Landlord shall have, in addition to all other remedies provided it hereunder or by law or equity, the right to obtain an injunction prohibiting such breach or attempted breach without the necessity for proof of inadequacy of legal remedy, irreparable harm or probable right of recovery.

               (9) In the event of any default by Landlord. Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rental due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Building and not thereafter.

     20.3 Waiver of Notices. Notwithstanding anything to the contrary contained herein, if Tenant has received two (2) notices of default hereunder during the Term hereof, then all future notices of default which would otherwise be required hereunder are expressly waived by Tenant, and it is agreed that Landlord may immediately exercise any of its remedies hereunder without any notice whatsoever to Tenant.

     20.4 Quarterly Payments. Notwithstanding anything to the contrary contained herein, if Tenant has committed two or more events of default hereunder in any one Lease Year, and

Landlord has elected to allow Tenant to subsequently cure its default and remain in possession hereunder, Landlord shall nonetheless have the option to require Tenant to pay all Fixed Minimum Rent in quarter-annual installment, in advance of each such quarterly period, such quarterly periods to be designated by Landlord. Such option shall be in addition to and cumulative of any and all other rights and remedies of Landlord hereunder.

     20.5 Expenses/Attorneys' Fees. In the case of an event of default hereunder, Tenant shall also be liable for and shall pay to Landlord, at Pasadena, Texas, in addition to any sum provided to be paid above: broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant's or other occupant's property; the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing Landlord's rights or remedies, including reasonable attorneys' fees and court costs until the expiration of the original or any extended Term of this Lease Tenant shall permit the Landlord to exhibit the Leased Premises to prospective tenants and to place notices upon the Leased Premises advertising "For Lease". Landlord may at any time, exhibit the Leased Premises to prospective purchasers. and place notices, upon the Building or the Leased Premises advertising "For Sale."

     20.6 Limitation on Landlord's Personal Liability. Tenant specifically agrees to look solely to Landlord's interest in the Building for the recovery for any judgement from Landlord, it being agreed that Landlord, its agents, employees, shareholders, officers, directors, and limited partners, shall never be personally liable hereunder for anything whatsoever.

21. ACCESS. Landlord or its agents shall have the right to enter the Leased Premises at all reasonable times, and whenever necessary because of emergencies, to inspect the same, and to make such repairs, replacements, alterations, improvements or additions as Landlord may deem necessary or desirable, including alterations, repairs, improvements or additions to the space adjacent to Leased Premises and/or to the Building, without the same constituting an eviction of Tenant in whole or in part, and the Rent reserved shall in no way abate while said repairs, replacements, alterations, improvements or additions are being made, by reason of loss or interruption of Tenant's business or otherwise. During the ninety (90) days prior to the expiration of the original or any extended Term of this Lease Tenant shall permit the Landlord to exhibit the Leased Premises to prospective tenants and to place notices upon the Leased Premises advertising "For Lease". Landlord may, at any time, exhibit the Leased Premises to prospective purchasers, and place notices, upon the Building or the Leased Premises advertising "For Sale."


22. SURRENDER AND REMOVAL OF PROPERTY.

     22.1 Surrender of Premises. Promptly upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Leased Premises in the same condition as they were in upon delivery of possession thereto under this Lease, reasonable wear and tear and damage by unavoidable casualty or Act of God only excepted. Further, Tenant shall surrender all keys to the Leased Premises at the place then fixed for the payments of Fixed Minimum Rent due hereunder. All items of work and improvements comprising the Interior of the Leased Premises, shall constitute a part of the fee estate remainder subject to this Lease, notwithstanding that Tenant may construct or cause to be constructed all or any part of said improvements or may contribute to the cost thereof, and notwithstanding that Tenant may or might be required to maintain, repair and/or replace same or some part thereof pursuant to some other provisions in this Lease. Subject to the provisions of this Section, Tenant shall remove all of Tenant's trade fixtures, operation equipment and other personal property before surrendering the Leased Premises as aforesaid and shall repair at Tenant's expense any damage to the Leased Premises caused thereby.

Failure to Remove Property. If Tenant shall neglect to remove Tenant's personally as herein provided, Landlord shall have the right (i) to remove said property and cause it to be stored in a public warehouse or elsewhere, at the cost of and for the account of Tenant, or (ii) in the alternative, if said property shall not be removed within thirty (30) days after said termination, to dispose of said property in a manner deemed suitable to Landlord, all without service of notice or resort to legal process and without becoming liable for any loss damage which may be occasioned thereby, and any proceeds of such disposition shall be retained by Landlord without liability to Tenant, Tenant hereby waiving any interest in such proceeds.

     22.3 Survival of Covenants. Tenant's obligations to observe or perform the covenants contained in this Article shall expressly survive the expiration or earlier termination of the original or any extended Term of this Lease.

23. HOLDING OVER. Any holding over without the consent of Landlord after the expiration or earlier termination of the Term of this Lease shall be construed to be and shall constitute a tenancy at the will of Landlord, and Tenant agrees to pay as rents and liquidated damages for such holding over a sum equivalent to the Rent herein specified and reserved plus One Hundred Percent (100%) of the Fixed Minimum Rent (prorated on a monthly basis) and shall otherwise be on the same terms and conditions herein, as far as applicable.

24. CERTIFICATES/MEMORANDUM.

     24.1 Certifications. Tenant agrees at any time and from time to time during the Term of this Lease, upon demand, to execute and acknowledge and deliver unto Landlord a statement or statements, in writing, certifying (if such be true) that this Lease is unmodified and in good standing (or if modified, then in good standing as modified, stating the modification), and the date or dates, if any, to which Fixed Minimum Rent, Additional Rent or other charges hereunder, if any, have been paid in advance, it being the intention of the parties hereto that any such statement delivered by Tenant pursuant to the provisions of this Section may be relied upon by any prospective purchaser, mortgagee or assignee of any mortgagee of the Leased Premises, the Building or any part thereof.

     24.2 Memorandum of Lease. Promptly after the Commencement Date, Landlord and Tenant, if requested by Landlord, shall execute and acknowledge and deliver a memorandum or short form of this Lease, in recordable form, acknowledging Tenant's acceptance of the Leased Premises for all purposes herein provided and specifying the Commencement Date and the termination date of this Lease in accordance with the provisions hereof, and said memorandum may be recorded by Landlord only, in the Office of the County Clerk of Harris County, Texas, but this Lease Agreement itself shall not be recorded. In the event Tenant records a memorandum of this Lease, or this Lease, Landlord may terminate this Lease upon five (5) days written notice provisions of Section 1.1 hereof.

     25. NOTICES. All notices required or permitted to be given hereunder by either party hereto to the other party shall be deemed sufficiently given or made three (3) business days after the date when mailed by United States Registered or Certified Mail, adequate postage paid, to their respective addresses as specified in Section 1.1 hereof. Each party hereto may notify the other party of any change in its mailing address by notice in the manner herein above provided, which new address shall thereafter be deemed the proper address for notice hereunder.

     26.  TENANT'S PAYMENTS

     26.1 Payments. Tender of Rent and/or any other payment due hereunder shall be considered to have been made on the date such payments received by Landlord and not on the date mailed by Tenant. For purposes hereof, the office of Landlord is the office presently or henceforth designated pursuant to the provisions of Section 1.1 hereof. Checks or drafts tendered will constitute payment only when duly paid by the drawers bank promptly upon presentment, properly endorsed, for payment.

     26.2 Interest. All sums due and owing by Tenant to Landlord under this Lease shall bear interest at the maximum rate permitted by the laws of the State of Texas from the date due until paid.

27. LANDLORD'S LIEN. To secure the payment of all Fixed Minimum Rent, and Additional Rent reserved herein, and all other payments due Landlord hereunder, or to become due hereunder and the faithful performance of all covenants, agreements and stipulations herein contained to be performed by Tenant, Tenant hereby grants to Landlord an express first and prior contract lien and security interest on all property (including fixtures, equipment, inventory, goods, wares, furniture, office equipment, supplies and merchandise) which may be placed in the Leased Premises, and also upon all proceeds of any insurance which may accrue to Tenant by reason of destruction of or damage to any such property. All exemption laws are hereby waived by Tenant in favor of said lien and security interest. This lien and security interest is given in addition to the Landlord's statutory lien and shall be cumulative thereof. Tenant shall not remove any property from the Leased Premises until all of Tenant's obligations under this Lease are satisfied. This lien may be foreclosed with or without court proceedings by public or private sale, provided Landlord gives Tenant at least ten (10) days notice of the time, place and terms of said sale, and Landlord shall have the right to become the purchaser of such property, upon being the highest bidder therefor at said sale. The notice referred to in the preceding sentence may (but needs not) be given by Landlord to Tenant contemporaneously with any other notice from Landlord to Tenant which may be given in accordance herewith. At the time of the execution of this Lease, and if requested thereafter by Landlord, Tenant shall execute and deliver to Landlord financing statement instruments in form deemed sufficient by Landlord to reflect the security interest herein granted and any proper amendment of, assignment of, modification in or extension of the aforesaid contract lien and security interest hereby granted. Tenant hereby grants to Landlord a power of attorney to sign, in place and stead of Tenant, any and all such instruments. Said power of attorney is irrevocable and coupled with an interest. Landlord shall, in addition to all of its rights hereunder, have all of the rights and remedies of a secured party under the Texas Business and Commerce Code.

28. RULES AND REGULATIONS. Such reasonable rules and regulations applying to all tenants in the Building as may be adopted by Landlord for the safety, care, cleanliness, preservation of good order or operation of the Leased Premises, the Building, the Property and the Common Areas, are hereby made a part hereof and Tenant agrees to comply with all such rules and regulations, immediately upon receipt of a copy of same. Landlord shall have the right at all times to change any of the rules and regulations or to amend them in any manner deemed reasonable by Landlord. All changes and amendments will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant.

29. RELOCATION. In the event Landlord determines to utilize the Leased Premises for other purposes during the term of this Lease, Tenant agrees to relocate to other space in the Building designated by Landlord, provided such other space is of equal or larger size than the Leased Premises. Landlord shall pay all out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of Tenant improvements, whether furnished by Landlord or Tenant. In the event of such relocation this Lease shall continue in full force and effect without any change in the terms or other conditions, but with the new location substituted for the old location set forth in this Lease. Further it is contemplated by Landlord that Landlord intends (at its sole option) to build a parking garage on the Property. In such event, Tenant agrees all or a part of its parking spaces hereunder may be relocated possibly even to a location within several blocks of the property. Further Tenant acknowledges constructing such garage may cause delays in egress/ingress, excessive noise or other inconveniences, for which Tenant will not receive any compensation, and to which Tenant consents.

30. BROKERS.  None.

31. MISCELLANEOUS

     31.1 Successors and Assigns. All rights and liabilities herein granted to or imposed upon the respective parties hereto shall extend to and jointly and severally bind the several respective heirs, legal representatives, successors and assigns of the respective parties hereto, an if there shall be more than one Landlord or Tenant, all shall be bound jointly and severally the terms, conditions and agreements herein contained. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided herein.

     31.2 Waivers. One or more waivers of any breach or violation of any agreement, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent violation or breach of the same or any other agreement, covenant, or condition herein contained, and the consent or approval by either party of any act by the other, which act requires the approval or consent of the other party, shall not be deemed to waive or render unnecessary the future requirements of consent or approval of the same or similar act; and the subsequent acceptance of Rent or other payment due hereunder shall not be deemed to be a waiver of any preceding breach by Tenant, other than failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of the acceptance of said Rent. No express covenant, term or condition of this Lease shall be deemed to have been waived by either party, unless such waiver be in writing.

31.3 Accord and Satisfaction. No payment made by Tenant or received by Landlord in an amount less than the amount herein stipulated shall be deemed to be other than on account of the earliest received payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such amount or to pursue any other remedy in this Lease or by law provided Landlord.

     31.4 Entire Agreement. This Lease, together with the exhibit or exhibits aforesaid and the rider or riders, if any, attached hereto and forming a part hereof, contains and sets forth the entire agreement and understandings between the parties hereto concerning the Leased Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between said parties other than as herein expressly set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon either party hereto, unless reduced to writing and signed by both parties.

     31.5 Partnership. Landlord does not become a partner of Tenant in the conduct of its business or otherwise, or a joint venturer or a member of a joint enterprise with Tenant by virtue of this Lease.

     31.6 Force Majeure In the event Landlord shall be delayed, hindered or prevented from the performance of any act required hereunder by reason of strikes, fire, explosions, lock-outs, failure of electrical power, governmental restrictions or regulations, unavailability of suitable financing, materials and/or labor, riots, insurrection, war or on account of any other condition or occurrence not the fault of Landlord, then the performance of any such act shall be extended for a period equivalent to the period of such delay.

     31.7 Captions and Numbers. The captions, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no wise define, limit, construe or describe the scope or intent of such sections or articles, nor in any wise affect this Lease.

     31.8 Tenant, Defined Use of Pronouns. The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more and if there shall be more than one Tenant. Any notice required or permitted by the terms of this of Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or one Tenant, and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

     31.9 Severability. If any provisions covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, there reminder of this Lease, or the application of such provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each provision, covenant or condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by Law.

     31.10 Survival. Landlord and Tenant expressly agree that all provisions of this Lease which contemplate performance after the expiration or earlier termination hereof shall survive such expiration or earlier termination of this Lease.

     31.11 Authority. Tenant is fully authorized and empowered to enter into this Lease. Further, if Tenant is not an individual, then the person signing this Lease on Behalf of Tenant warrants and covenant that (s)he has the full authority and power to execute this Lease on behalf of Tenant and to bind Tenant hereto, and that all requisite actions and formalities have been taken to authorize Tenant to enter into this Lease and to authorize the person signing on Tenant's behalf to do so.

     31.12 Governing law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas. Venue for any legal actions hereunder shall be in the District Courts of Harris County, Texas.

     31.13 Other documents. The parties agree to execute all other documents or instruments necessary to effect the transfers of property set forth herein and otherwise to implement the provisions of this Agreement.

     SPECIAL PROVISIONS: Landlord agrees that tenant shall have the following months rent abated: February, and March of 1999.

     EXECUTED as of the date first set forth above in multiple counterparts each of which shall be deemed to be an original.

Landlord:                                Tenant:

Dynacq International, Inc.               Vista Community Medical Center


By:_______________________               By:___________________________
Name:  Phillip Chan                      Name:  Phillip Chan
Title:  Vice President,                  Title:  President
        Dynacq International, Inc.                  Doctors Practice Management

STATE OF TEXAS    (S)
                  (S)
COUNTY OF HARRIS  (S)

     On this _____ day of ____________, 1998, before me personally appeared PHILLIP CHAN, VICE PRESIDENT, DYNACQ INTERNATIONAL, INC., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged that he executed the same for the purpose and consideration therein expressed and in the capacity therein stated.


     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                   ____________________________
                                   NOTARY PUBLIC in and for the
                                   STATE OF TEXAS

STATE OF TEXAS    (S)
                  (S)
COUNTY OF HARRIS  (S)

     On this _____ day of ____________, 1998, before me personally appeared PHILLIP CHAN, PRESIDENT, DOCTORS PRACTICE MANAGEMENT.., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged that she executed the same for the purpose and consideration therein expressed and in the capacity therein stated.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                    ____________________________
                                    NOTARY PUBLIC in and for the
                                    STATE OF TEXAS

EXHIBIT "C"

RULES AND REGULATIONS

1. All tenants will refer all contractor's representatives and installation technicians who are to perform any work within the Building, grounds, and Parking Area to Lessor for Lessor's supervision, approval and control before the performance of any such work. This provision shall apply to all work performed in the Building, grounds and Parking Area including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature effecting floors, walls, woodwork, trim, window, ceilings, equipment and any other physical portion of the Building, grounds, and Parking Area. Lessee shall not mark, paint, drill into, or in any way deface any part of the Building or the Leased Premises without Lessor's written consent. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Lessor, and as the Lessor may direct.

2. The work of the janitorial or cleaning personnel shall not be hindered by Lessee after 5:30 pan. and such work may be done at any time when the Leased Premises are vacant. The windows. doors and fixtures in the Leased Premises and Building may be cleaned at any time. Lessee shall provide adequate waste and rubbish receptacles, cabinets, books cases, map cases, etc., necessary to prevent unreasonable hardship to Lessor in discharging its cleaning obligations.

3. Movement in or out of the Building or through the Building entrances or lobbies of furniture or office equipment, or dispatch or receipt by Lessee of any heavy equipment, bulky material. merchandise or other item which requires use of elevators or stairways, shall be restricted to such hours as Lessor shall designate. The method of such movement, routing of such movement, safety precautions associated with such movement and the prohibition of Lessee bringing any dangerous items into the Building shall be subject to the Lessor's discretion and control. Any hand trucks, carryalls, or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Lessor shall require. Although Lessor or its personnel may participate in or assist in the supervision of such movement, Lessee assumes final responsibility for all risks as to damage to property and injury to persons that may result from such participation or assistance and Lessee shall indemnify and hold harmless Lessor and Lessor's employees and agents, and reimburse Lessor and Lessor's employees and agents with respect to any and all claims, demands, causes of action and liability arising as a result of any assistance or supervision or exercise of control over Lessee's movement of items in and out of the Building.

4. No sign, advertisement or notice shall be displayed, painted or affixed by Lessee or Lessee's employees, agents or contractors in or on any part of the outside or inside of the Building or Leased Premises without prior written consent of Lessor, and then only of such color, size, character, style and material and in such places as shall be approved and designated by Lessor. Signs on doors and entrances to the Leased Premises and outside of the Leased Premises within the Building, grounds or Parking Area shall be placed thereon by a contractor approved by Lessor.

5. Lessee shall not place, install or operate on the Leased Premises or in any part of the Building any engine, refrigerating, heating or air conditioning apparatus, stove or machinery, or conduct mechanical operations or place or use in or about the Leased Premises or the Building any explosives, gasoline, kerosene, oil, acids, caustics or any other inflammable, explosive, hazardous or odorous material without the prior written consent of Lessor. No portion of the Leased Premises shall at any time be used for cooking, sleeping or lodging quarters.

6. Lessee shall not make or permit any nuisance or improper noises in the Building or otherwise interfere in any way with other tenants or persons doing business in the Building or with Lessor's operation of the Building.

7. Lessor will not be responsible for any fixtures, personal property, equipment, jewelry or money lost in or stolen from the Leased Premises or public areas of the Building, grounds or Parking Area. Lessor shall not be responsible for damages to or theft of motor vehicles or other items from any Parking Areas used in connection with the Building.

8. No maintenance or repair work shall be done on any vehicles in the Parking Area. No disabled vehicles shall be parked or stored in the Parking Area. All vehicles in the Parking Area shall be parked within the designated spaces and not in more than one (1) space or across spaces. At Lessor's option, all disabled vehicles, recreational vehicles, boats and vehicles improperly parked in spaces designated for handicapped persons and all other improperly parked vehicles may be towed or otherwise removed from the Parking Area at the owner's expense. In the event any vehicle or boat is towed, Lessor will not be liable or responsible for the loss, damage or theft of any property located in the vehicle or boat or for any damage to the vehicle or boat.

9. Neither Lessee or Lessee's employees, agents, invitees or licensees shall at any time leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Leased Premises or in any other area within the Building or on the grounds or in the Parking Area. No birds, animals, bicycles or vehicles shall be brought into or kept in or about the Building.

10. None of the entries passages, doors, hallways, or stairways in the Building shall be blocked or obstructed by Lessee Such areas shall not be used by Lessee at any time except for ingress or egress to the Leased Premises by Lessee's, Lessee's employees, agents and invitees.

11. Lessor shall have the right to determine and prescribe the weight and proper position of any usually heavy equipment, including but not limited to copying equipment, computer equipment, safes and large files that are to be placed in the Building. Only those items which in the exclusive judgment of the Lessor will not do damage to the floors, structure and elevators may be moved into the Building. Any damage resulting from moving or installing such articles in the Building or the existence of same in the Building shall be paid for by Lessee.

12. All Christmas and other decorations in the Building must be flame retardant.

13. After hours air conditioning and heating on Monday through Saturday and all day Sunday and holidays determined by Lessor must be requested in writing by noon of a regular work day prior to the day for which additional air conditioning is requested. Lessee shall be charged at the prevailing hourly rate for the use of such air conditioning and heating.

14. Any request by Lessee to place or remove names from the directory board in the lobby of the Building shall be furnished to Lessor in writing on Lessee's letterhead.

15. Any services which Lessee requests Lessor to perform which Lessor is not required to perform under this Lease shall, if performed by Lessor, be billed to Lessee at Lessor's cost plus a 15% fee to cover Lessor's overhead costs. Lessor shall have the right to refuse to perform any such services.

16. If Lessor's maintenance engineer or any of Lessor's other personnel do any work after normal business hours at the request of Lessee, Lessee shall pay for the cost of such work.

17. All doors leading from public corridors to the Leased Premises are to be kept closed when not in use.

18. Canvassing, soliciting or peddling in the Building is prohibited and Lessee shall cooperate with Lessor to prevent such activities.

19. Lessee shall give Lessor immediate notice in the event that any defects or dangerous conditions arise or exist in the Leased Premises or in the Building or if any accidents or emergencies occur in the Leased Premises or Building.

20. Lessee shall not use the Leased Premises or permit the Leased Premises to be used for photographic, multilith or multigraph reproductions for sale to the general public. All photographic, multilith or multigraph reproductions in the Leased Premises shall be produced for Lessee in the ordinary course of Lessee's business.

21. All requests for services made by Lessee shall be made directly to Lessor or Lessor's designated agents. Employees of Lessor or Lessor's designated agents shall not perform any work or do anything outside of their regular duties unless directed to do so by Lessor or Lessor's designated agents. No requests will be made by Lessee directly to Lessor's employees.